UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces that it has retained the services of Mr. Douglas C. Hirschman to the Casper, Wyoming operations office as the Land Department Manager for the company’s North American uranium acquisition and exploration activities.

Mr. Hirschman is a graduate of the University of Wyoming and has over 30 years of experience in the mineral exploration industry serving in various capacities and most recently as Manager of Lands, International with Newmont Mining Corporation. Mr. Hirschman has supervised mineral property acquisitions, prepared and negotiated agreements including joint ventures, performed land status investigations on federal, state and private mineral interests in the Western USA, and maintained land records insuring timely satisfaction of land payments and agreement obligations.

Mr. Hirschman is an active member of the American Association of Professional Landmen.

Mr. Bill Houston who joined us in November of 2006 has reduced his current role with the company, but will continue to assist Uranerz on special projects.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated July 18, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 18, 2007	By:	“Dennis L Higgs”
DENNIS L. HIGGS
CHAIRMAN